As filed with Securities and Exchange Commission on April 7, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SPIRIT AEROSYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-2436320
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3801 South Oliver
Wichita, Kansas 67210
(316) 526-9000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michelle A. Russell, Esq.
Senior Vice President, General Counsel & Secretary
Spirit AeroSystems Holdings, Inc.
3801 South Oliver
Wichita, Kansas 67210
(316) 526-9000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Joel I. Greenberg, Esq.
Mark S. Kingsley, Esq.
Kaye Scholer LLP
425 Park Avenue
New York, New York 10022
(212) 836-8000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each class of	Amount to be	Offering Price	Aggregate Offering	Amount of
Securities to be Registered	Registered	per Share	Price	Registration Fee
Class A common stock, par value $.01 per share	(1)	(1)	(1)	(1)

(1)	An indeterminate amount of common stock at indeterminate prices is being registered pursuant to this registration statement, to be offered for sale by selling stockholders to be named in a prospectus supplement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) of the Securities Act of 1933, as amended, and is omitting this information in reliance on Rule 456(b) and Rule 457(r). Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

Prospectus

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Class A Common Stock

Certain selling stockholders may offer and sell shares of our class A common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. Each time any common stock is offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the name of each selling stockholder and the number of shares of our common stock to be sold by such selling stockholder.

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

The specific terms of any offering will be described in a supplement to this prospectus. The prospectus supplement may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference, before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

The class A common stock is listed for trading on the New York Stock Exchange under the symbol “SPR.” The last reported sale price of the class A common stock on April 6, 2011 was $25.21 per share.

Investing in our securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 7, 2011

As permitted under the rules of the Securities and Exchange Commission, this prospectus incorporates important information about Spirit AeroSystems Holdings, Inc. that is contained in documents we file with the Securities and Exchange Commission but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the Securities and Exchange Commission at http://www.sec.gov, as well as other sources. See “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of such documents.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, certain selling stockholders may, at any time and from time to time, in one or more offerings, sell their shares of our class A common stock described in this prospectus (including by selling their shares of our class B common stock which convert to shares of our class A common stock upon sale).

Each time the selling stockholders sell class A common stock under this shelf registration, we will provide you with a prospectus supplement that will describe the terms of the offering. The prospectus supplement may also supplement, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” before investing. The shelf registration statement, including the exhibits thereto, can be read at the SEC’s website or at the SEC’s Public Reference Room as described under “Where You Can Find More Information.”

The selling stockholders may sell class A common stock to or through underwriters or broker-dealers, and also may sell class A common stock directly to other purchasers or through agents. The names of any underwriters, broker-dealers or agents employed in the sale of the class A common stock covered by this prospectus, the number of shares to be purchased by such underwriters, broker-dealers or agents, and the compensation, if any, of such underwriters, broker-dealers or agents will be set forth in an accompanying prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes certain “forward-looking statements” that involve many risks and uncertainties. When used, words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “should,” “will” and other similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. Our actual results may vary materially from those anticipated in forward-looking statements.

Important factors that could cause actual results to differ materially from those reflected in such forward looking statements and that should be considered in evaluating our outlook include, but are not limited to, the following:

•	our ability to continue to grow our business and execute our growth strategy, including the timing and execution of new programs;

•	our ability to perform our obligations and manage costs related to our new commercial and business aircraft development programs and the related recurring production;

•	potential reduction in the build rates of certain Boeing aircraft including, but not limited to, the B737 program, the B747 program, the B767 program and the B777 program, and build rates of the Airbus A320 and A380 programs, which could be negatively impacted by continuing weakness in the global economy and economic challenges facing commercial airlines, and by lack of business and consumer confidence and the impact of continuing instability in the global financial and credit markets, including, but not limited to, sovereign debt concerns in Europe;

•	the inability to resolve significant claims with Boeing related to non-recurring and recurring costs on the B787 program;

•	declining business jet manufacturing rates and customer cancellations or deferrals as a result of the weakened global economy;

•	the success and timely execution of key milestones such as certification and delivery of Boeing’s new B787 and Airbus’ new A350 XWB (Xtra Wide-Body) aircraft programs, including first flight for the Airbus A350 XWB, receipt of necessary regulatory approvals and customer adherence to their announced schedules;

•	our ability to enter into supply arrangements with additional customers and the ability of all parties to satisfy their performance requirements under existing supply contracts with Boeing and Airbus, our two major customers, and other customers and the risk of nonpayment by such customers;

•	any adverse impact on Boeing’s and Airbus’ production of aircraft resulting from cancellations, deferrals or reduced orders by their customers or from labor disputes or acts of terrorism;

•	any adverse impact on the demand for air travel or our operations from the outbreak of diseases or epidemic or pandemic outbreaks;

•	returns on pension plan assets and the impact of future discount rate changes on pension obligations;

•	our ability to borrow additional funds or refinance debt;

•	competition from original equipment manufacturers and other aerostructures suppliers;

•	the effect of governmental laws, such as U.S. export control laws and anti-bribery laws such as the Foreign Corrupt Practices Act, environmental laws and agency regulations, both in the U.S. and abroad;

•	the cost and availability of raw materials and purchased components;

•	our ability to successfully extend or renegotiate our primary collective bargaining contracts with our labor unions;

•	our ability to recruit and retain highly skilled employees and our relationships with the unions representing many of our employees;

•	spending by the U.S. and other governments on defense;

•	the possibility that our cash flows and borrowing facilities may not be adequate for our additional capital needs or for payment of interest on and principal of our indebtedness and the possibility that we may be unable to borrow additional funds or refinance debt;

•	our exposure under our existing senior secured revolving credit facility to higher interest payments should interest rates increase substantially;

•	the outcome or impact of ongoing or future litigation and regulatory actions; and

•	our exposure to potential product liability and warranty claims.

These factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth in this prospectus under “Risk Factors” and elsewhere in this prospectus or in the documents incorporated by reference herein. In light of such risks and uncertainties, we caution you not to rely on these forward-looking statements in deciding whether to invest in our class A common stock. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. Except to the extent required by law, we are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements after the date of this prospectus whether as a result of such changes, new information, future events or otherwise.

PROSPECTUS SUMMARY

Our Company

This summary highlights some of the information incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read this prospectus and the applicable prospectus supplement, if any, including the documents incorporated by reference, which are described under “Incorporation by Reference of Certain Documents” and “Where You Can Find More Information.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

In this prospectus, unless the context indicates otherwise, the terms the “Company,” “Spirit Holdings,” “we,” “us” and “our” refer to Spirit AeroSystems Holdings, Inc. and all entities owned or controlled by Spirit AeroSystems Holdings, Inc., including Spirit AeroSystems, Inc.

Our Business

We are one of the largest independent non-OEM (original equipment manufacturer) aircraft parts designers and manufacturers of commercial aerostructures in the world, based on annual revenues, as well as the largest independent supplier of aerostructures to Boeing. In addition, we are one of the largest independent suppliers of aerostructures to Airbus. Boeing and Airbus are the two largest aircraft OEMs in the world. Aerostructures are structural components such as fuselages, propulsion systems and wing systems for commercial and military aircraft.

Our Principal Offices and Websites

Spirit Holdings was incorporated in the state of Delaware on February 7, 2005. Our principal offices are located at 3801 South Oliver, Wichita, Kansas 67210 and our telephone number at that address is (316) 526-9000. Our website address is www.spiritaero.com. Information contained on this website is not part of this prospectus and is not incorporated in this prospectus by reference.

RISK FACTORS

Before making an investment decision, you should consider carefully the risks described under “Risk Factors” in the applicable prospectus supplement, if any, and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our class A common stock could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

We will not receive any of the proceeds from sales by selling stockholders of shares of class A common stock covered by this prospectus.

SELLING STOCKHOLDERS

The selling stockholders may include Onex Partners LP and other entities affiliated with Onex Corporation, the directors and officers of Spirit Holdings and other persons. Information regarding the beneficial ownership of our common stock by a selling stockholder, the number of shares of class A common stock being offered by a selling stockholder and the number of shares beneficially owned by a selling stockholder after the applicable offering, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference.

PLAN OF DISTRIBUTION

The selling stockholders (or any of their pledgees, donees, transferees or successors in interest) may sell our class A common stock through underwriters, agents, broker-dealers or directly without the use of any underwriter, agent or broker-dealer to one or more purchasers. The selling stockholders may use any one or more of the following methods when selling shares:

•	one or more underwritten offerings;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares of class A common stock in connection with these trades;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	stock purchase contracts whereby the applicable prospectus supplement will describe the specific terms of any stock purchase contracts through which the selling stockholders’ class A common stock will be distributed;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

The class A common stock may be sold at a fixed price or prices, at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. Any such price may be changed from time to time. The selling stockholders will act independently of us in making decisions with respect to the timing, manner of sale, amount of securities to be sold in and the pricing of any transaction. The registration of the selling stockholders’ class A common stock does not necessarily mean that the selling stockholders will offer or sell any of their shares.

The terms of the offering of the class A common stock covered by this prospectus through any underwriter, or any broker-dealer or agent who may be deemed to be an underwriter will be set forth in the applicable prospectus supplement and will include:

•	the identity of any underwriters, broker-dealers or agents who purchase class A common stock, as required;

•	the amount of class A common stock sold, the public offering price and consideration paid, and the proceeds the selling stockholders will receive from that sale;

•	the amount of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

•	any other material terms of the distribution of securities.

The selling stockholders may offer the class A common stock to the public through one or more underwriting syndicates represented by one or more managing underwriters, or through one or more underwriters without a syndicate. If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the class A common stock that the selling stockholders will offer and will name the underwriters and describe the terms of the transaction in the prospectus supplement. The class A common stock subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them, or their donees, pledgees or transferees, from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Subject to the conditions specified in the underwriting agreement, underwriters may be obligated to purchase all of the class A common stock offered if any of the class A common stock is purchased. The selling stockholders may also sell the class A common stock covered by this prospectus through other agents designated by the underwriters from time to time. We will identify any agent involved in the offer and sale of class A common stock who may be deemed to be an underwriter under the federal securities laws, and describe any commissions or discounts payable by the selling stockholders to these agents, in the prospectus supplement. Any such agents will be obligated to purchase all of the class A common stock offered if any of the class A common stock is purchased or will act on a best efforts basis to solicit purchases for the period of their appointment, unless stated otherwise in the prospectus supplement.

The selling stockholders may authorize underwriters to solicit offers by institutions to purchase the class A common stock subject to the underwriting agreement from the selling stockholders at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If the selling stockholders sell class A common stock under delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

Underwriters may sell the class A common stock to or through broker-dealers. Alternatively, the selling stockholders may sell the class A common stock to one or more broker-dealers, who would act as a principal or principals. Broker-dealers may resell such class A common stock to the public at varying prices to be determined by the broker-dealers at the time of the resale.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of class A common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. The selling stockholders may agree to indemnify any agent or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of class A common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of class A common stock from time to time under this prospectus after we have filed an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, donee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of class A common stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of class A common stock from time to time under this prospectus after we have filed an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, donees, transferee or other successors in interest as selling stockholders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of class A common stock, including the fees and disbursements of counsel to the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We may provide underwriters, agents, broker-dealers or purchasers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, agents, broker-dealers or purchasers may make with respect to such liabilities.

In connection with the sale of class A common stock covered by this prospectus, underwriters, broker-dealers or agents may receive compensation from us, the selling stockholders or from purchasers of the class A common stock for whom they may act as agents, in the form of discounts, concessions or commissions or fees. These discounts, concessions, commissions or fees may be changed from time to time. The discounts, concessions, commissions or fees as to a particular broker-dealer, agent or underwriter might be in excess of those customary in the type of method of distribution involved. We cannot presently estimate the amount of such compensation, if any. Underwriters, broker-dealers and/or agents may engage in transactions with us, or perform services for us, in the ordinary course of business, and may receive compensation in connection with those arrangements.

Selling stockholders, underwriters, broker-dealers, agents or purchasers that participate in the distribution of the class A common stock covered by this prospectus may be deemed to be underwriters under the Securities Act. Broker-dealers or other persons acting on behalf of parties that participate in the distribution of securities may also be deemed underwriters. Any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the class A common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the class A common stock to engage in market-making activities with respect to those securities. All of the foregoing may affect the marketability of the class A common stock and the ability of any person to engage in market-making activities with respect to the class A common stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the class A common stock in the market.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker- dealers regarding the sale of their shares of class A common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of class A common stock by the selling stockholders. If we are notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares of class A common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of class A common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Kaye Scholer LLP, New York, New York. If legal matters in connection with offerings made by this prospectus and any prospectus supplement are passed on by counsel for any underwriters or agents or selling stockholder, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Spirit AeroSystems Holdings, Inc. for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus incorporates important business and financial information about the Company that is not included in or delivered with this prospectus. We incorporate by reference the documents listed below and any additional documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, to the extent such documents are deemed “filed” for purposes of the Exchange Act after the date of this prospectus until all of the shares of our class A common stock offered under this prospectus are sold:

•	our Annual Report on Form 10-K for the year ended December 31, 2010;

•	our Proxy Statement for our 2011 Annual Meeting of Stockholders, filed with the SEC on March 22, 2011;

•	the description of our class A common stock included in our Registration Statement on Form 8-A filed with the SEC on November 16, 2006, and any amendment or report filed thereafter for the purpose of updating that description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You can obtain any of the documents incorporated by reference through us, the SEC or the SEC’s website, http://www.sec.gov. Documents we have incorporated by reference are available from us without charge, excluding exhibits to those documents unless we have specifically incorporated by reference such exhibits in this prospectus. Any person, including any beneficial owner, to whom this prospectus is delivered, may obtain the documents we have incorporated by reference in, but not delivered with, this prospectus by requesting them by telephone or in writing at the following address:

Spirit AeroSystems Holdings, Inc.
3801 South Oliver
Wichita, Kansas 67210
Attention: Corporate Secretary
(316) 526-9000

This prospectus summarizes documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of the information we discuss in this prospectus. In making an investment decision, you must rely on your own examination of such documents, our business and the terms of the offering, including the merits and risks involved. When we refer to this prospectus, we mean not only this prospectus but also any documents which are incorporated or deemed to be incorporated in this prospectus by reference. You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. This prospectus is used to offer and sell the class A common stock referred to in this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and our securities offered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at its public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Please call the SEC at 1-800-SEC-0330 for further information regarding its public facilities. Our SEC filings, including the complete registration statement of which this prospectus is a part and all of the exhibits to it are also available to the public from the SEC’s website at http://www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the class A common stock being registered.

SEC registration fee	$(1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)

Total	(2)

(1)	Registration fee for class A common stock to be registered for sale, except as specifically identified in the section of the prospectus captioned “Selling Stockholders,” is deferred in reliance on Rules 456(b) and 457(r).

(2)	The amount of class A common stock and number of offerings are indeterminable and the expenses cannot be estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification of Directors and Officers and Limitations on Liability

Our certificate of incorporation and by-laws provide a right to indemnification to the fullest extent permitted by law to any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or, as a director or officer of the Company, is or was serving at the written request of the Company’s board of directors or its designee as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity for the Company or in any other capacity. Such person will be indemnified and held harmless by the Company, against all expenses, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with such proceeding. In connection with a proceeding (or part thereof) initiated by an officer or director, the Company will indemnify only if the proceeding was authorized by the board of directors of the Company. The indemnification right includes the right to be paid by the Company expenses, including attorney’s fees, incurred by the officer or director in defending any proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such proceeding will be made only upon delivery to the Company of an undertaking by such director or officer to repay all amounts so advanced if it is ultimately determined by a court or other tribunal that such person is not entitled to be indemnified. Our by-laws authorize us to take steps to ensure that all persons entitled to indemnification are properly indemnified, including, if the board of directors so determines, purchasing and maintaining insurance.

Our certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders,

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	the payment of unlawful dividends and unlawful repurchase or redemption of our capital stock prohibited by the DGCL, and

•	any transaction from which the director derived any improper personal benefits.

The effect of this provision of our certificate of incorporation is to eliminate our rights and the rights of our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except in the situations described above. This provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission in the event of a breach of a director’s duty of care.

Indemnification Agreements

We have entered into indemnification agreements with certain of our directors and officers which may, in certain cases, be broader than the specific indemnification provisions contained in our certificate of incorporation and by-laws. The indemnification agreements may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors, officers or employees of the company and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.

ITEM 16.	EXHIBITS

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation of Spirit AeroSystems Holdings, Inc. (incorporated by reference to the Annual Report on Form 10-K (File No. 001-33160), filed February 20, 2009, Exhibit 3.1.)
3.2	Third Amended and Restated By Laws of Spirit AeroSystems Holdings, Inc. (incorporated by reference to the Current Report on Form 8-K (File No. 001-33160), filed May 3, 2010, Exhibit 3.1)
4.1	Form of Class A Common Stock Certificate (incorporated by reference to Amendment No. 5 to Registration Statement on Form S-1/A (File No. 333-135486), filed November 17, 2006, Exhibit 4.1)
4.2	Form of Class B Common Stock Certificate(incorporated by reference to Amendment No. 5 to Registration Statement on Form S-1/A (File No. 333-135486), filed November 17, 2006, Exhibit 4.2)
4.3	Registration Agreement, dated June 16, 2005, among Spirit AeroSystems Holdings, Inc. (f/k/a Mid-Western Aircraft Systems, Inc.) and the persons listed on Schedule A thereto (incorporated by reference to Registration Statement on Form S-1 (File No. 333-135486), filed June 30, 2006, Exhibit 4.4)
5.1	Opinion of Kaye Scholer LLP**
10.1	Form of Indemnification Agreement (incorporated by reference to Amendment No. 1 to Registration Statement on Form S-1/A (File No. 333-135486), filed August 29, 2006, Exhibit 10.14)
23.1	Consent of Kaye Scholer LLP (included in such firm’s opinion filed as Exhibit 5.1)**
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm**
24.1	Power of Attorney (included on the signature page of this Registration Statement)

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.

**	Filed herewith

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however that paragraphs (1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on the 7th day of April, 2011.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

By:	/s/ Philip D. Anderson
Name:     Philip D. Anderson

Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Philip D. Anderson and Michelle A. Russell or either one of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey L. Turner Jeffrey L. Turner	President, Chief Executive Officer and Director (Principal Executive Officer)	April 7, 2011

/s/ Philip D. Anderson Philip D. Anderson	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 7, 2011

/s/ James Steven Sharp James Steven Sharp	Vice President, Corporate Controller and Treasurer (Principal Accounting Officer)	April 7, 2011

/s/ Charles Chadwell Charles Chadwell	Director	April 7, 2011

/s/ Ivor Evans Ivor Evans	Director	April 7, 2011

Signature	Title	Date

/s/ Paul Fulchino Paul Fulchino	Director	April 7, 2011

/s/ Richard Gephardt Richard Gephardt	Director	April 7, 2011

/s/ Robert Johnson Robert Johnson	Director, Chairman of the Board	April 7, 2011

/s/ Ronald Kadish Ronald Kadish	Director	April 7, 2011

/s/ Tawfiq Popatia Tawfiq Popatia	Director	April 7, 2011

/s/ Francis Raborn Francis Raborn	Director	April 7, 2011

/s/ James Welch James Welch	Director	April 7, 2011

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation of Spirit AeroSystems Holdings, Inc. (incorporated by reference to the Annual Report on Form 10-K (File No. 001-33160), filed February 20, 2009, Exhibit 3.1.)
3.2	Third Amended and Restated By Laws of Spirit AeroSystems Holdings, Inc. (incorporated by reference to the Current Report on Form 8-K (File No. 001-33160), filed May 3, 2010, Exhibit 3.1)
4.1	Form of Class A Common Stock Certificate (incorporated by reference to Amendment No. 5 to Registration Statement on Form S-1/A (File No. 333-135486), filed November 17, 2006, Exhibit 4.1)
4.2	Form of Class B Common Stock Certificate(incorporated by reference to Amendment No. 5 to Registration Statement on Form S-1/A (File No. 333-135486), filed November 17, 2006, Exhibit 4.2)
4.3	Registration Agreement, dated June 16, 2005, among Spirit AeroSystems Holdings, Inc. (f/k/a Mid-Western Aircraft Systems, Inc.) and the persons listed on Schedule A thereto (incorporated by reference to Registration Statement on Form S-1 (File No. 333-135486), filed June 30, 2006, Exhibit 4.4)
5.1	Opinion of Kaye Scholer LLP**
10.1	Form of Indemnification Agreement (incorporated by reference to Amendment No. 1 to Registration Statement on Form S-1/A (File No. 333-135486), filed August 29, 2006, Exhibit 10.14)
23.1	Consent of Kaye Scholer LLP (included in such firm’s opinion filed as Exhibit 5.1)**
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm**
24.1	Power of Attorney (included on the signature page of this Registration Statement)

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.

**	Filed herewith